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                                                                    EXHIBIT 99.3

             INSTRUCTION TO REGISTERED HOLDER FROM BENEFICIAL OWNER
                                       OF
                   10 3/4% SENIOR SUBORDINATED NOTES DUE 2012
                                       OF
                           BERRY PLASTICS CORPORATION

To Registered Holder:

The undersigned hereby acknowledges receipt of the Prospectus dated
            , 2004 (the "Prospectus") of Berry Plastics Corporation ("Berry"), and accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute Berry's offer (the "Exchange Offer") to exchange $1,000 in stated amount at maturity of a new series of 10 3/4% Senior Subordinated Notes Due 2012 (the "Exchange Notes") of Berry for each $1,000 in stated amount at maturity of outstanding 10 3/4% Senior Subordinated Notes Due 2012 originally issued on November 20, 2003 (the "Outstanding Notes") of Berry. Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

This will instruct you, the registered holder, as to the action to be taken by you relating to the Exchange Offer with respect to the Outstanding Notes held by you for the account of the undersigned.

The aggregate face amount of the Outstanding Notes held by you for the account of the undersigned is (fill in amount):

    $ of 10 3/4% Senior Subordinated Notes Due 2012.

With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

    [ ] To TENDER the following Outstanding Notes held by you for the account of the undersigned (insert stated amount at maturity of Outstanding Notes to be tendered (if any)):

    $ of 10 3/4% Senior Subordinated Notes Due 2012.

    [ ] NOT to TENDER any Outstanding Notes held by you for the account of the undersigned.

If the undersigned instructs you to tender Outstanding Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that (i) the Exchange Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the undersigned, (ii) neither the undersigned nor any such other person has an arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act of 1933, as amended (the "Securities Act")) of such Exchange Notes in violation of the provisions of the Securities Act, (iii) if the undersigned is not a broker-dealer, or is a broker-dealer but will not receive Exchange Notes for its own account in exchange for Outstanding Notes, neither the undersigned nor any such other person is engaged in or intends to participate in the distribution of such Exchange Notes and (iv) neither the undersigned nor any such other person is an "affiliate" of Berry or any Guarantor within the meaning of Rule 405 under the Securities Act or, if the undersigned is an "affiliate", that the undersigned will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable. If the undersigned is a broker-dealer (whether or not it is also an "affiliate") that will receive Exchange Notes for its own account in exchange for Outstanding Notes, it represents that such Outstanding Notes were acquired as a result of market-making activities or other trading activities, and it
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acknowledges that it will deliver a prospectus meeting the requirements of the
Securities Act in connection with any resale of such Exchange Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes, the undersigned is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                                   SIGN HERE

                  Name of beneficial owner(s) (please print):

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                                 Signature(s):

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                                    Address:

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                               Telephone Number:

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               Taxpayer identification or Social Security Number:

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                                     Date:

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